Exhibit 99.1

FOR IMMEDIATE RELEASE

Selective Insurance Announces the Planned Retirement of Brenda M. Hall, Standard Lines EVP and COO, after 24 Years of Progressing Leadership

Branchville, NJ – May 13, 2025 – Selective Insurance Group, Inc. (NASDAQ: SIGI) today announced that Brenda M. Hall, Executive Vice President and Chief Operating Officer, Standard Lines, has decided to retire effective January 5, 2026. The Company will undertake a process to identify a successor.

Ms. Hall joined Selective in 2001 as the Underwriting Manager for Virginia. She was appointed to positions of increasing leadership responsibility, including serving as Field Operations Manager for the Chesapeake Region; Vice President of Underwriting for the Southern Region; Vice President, Director of Field Operations; and Senior Vice President, Chief Strategic Operations Officer, leading Business Intelligence, Marketing, Strategic Operations, and Distribution Strategies Training and Development, before being named Executive Vice President of Commercial Lines in 2019. She has held her current position since 2021.

John J. Marchioni, Chairman, President and Chief Executive Officer, said, “Brenda has been an outstanding executive and incredible business partner. She played a critical role in successfully integrating predictive modeling into our underwriting operations and developing, implementing, and overseeing our growth strategy. Her contributions extend across the organization, including advancing our field model and culture of relationships, analytics, and service excellence. On behalf of the Board and management team, I sincerely thank Brenda for her two and a half decades of dedicated service to Selective, celebrate her many successes, and wish her all the best in her upcoming retirement.”

Ms. Hall commented, “Working at Selective has been an incredible journey, especially leading our Standard Lines Operations. I am profoundly grateful to John Marchioni for his unwavering confidence in me and the many leadership opportunities Selective has afforded me over the last 24 years. While it has always been my plan to retire early, leaving my team is bittersweet. I know they will continue to drive Selective’s profitable growth through underwriting and pricing discipline, analytics, and service excellence.”

About Selective Insurance Group, Inc.

Selective Insurance Group, Inc. (Nasdaq: SIGI) is a holding company for 10 property and casualty insurance companies rated "A+" (Superior) by AM Best. Through independent agents, the insurance companies offer standard insurance for commercial and personal risks and specialty insurance for commercial risks. Selective also offers flood insurance through the National Flood Insurance Program's Write Your Own Program. Selective's unique position as both a leading insurance group and employer of choice is widely recognized, with awards and honors that include listing in Forbes Best Midsize Employers and certification for five consecutive years as a Great Place to Work®.

Forward-Looking Statements

Certain statements in this report, including information incorporated by reference, are “forward-looking statements” defined in the Private Securities Litigation Reform Act of 1995 ("PSLRA"). The PSLRA provides a forward-looking statement safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements discuss our intentions, beliefs, projections, estimations, or forecasts of future events and financial performance. They involve uncertainties and known and unknown risks and other factors that may cause actual results, activity levels, or performance to materially differ from those in or implied by the forward-looking statements. In some cases, forward-looking statements include the words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “attribute,” “confident,” “strong,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” “continue,” or comparable terms. Our forward-looking statements are only predictions; we cannot guarantee or assure that such expectations will prove correct. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, except as may be required by law.

Factors that could cause our actual results to differ materially from what we project, forecast, or estimate in forward-looking statements include, without limitation:

•	Challenging conditions in the economy, global capital markets, the banking sector, and commercial real estate, including prolonged higher inflation, could increase loss costs and negatively impact investment portfolios;
•	Deterioration in the public debt, public equity, or private investment markets that could lead to investment losses and interest rate fluctuations;
•	Ratings downgrades on individual securities we own could negatively affect investment values, impacting statutory surplus;
•	The development and adequacy of our loss reserves and loss expense reserves;
•	Frequency and severity of catastrophic events, including natural events that climate change may impact, such as hurricanes, severe convective storms, tornadoes, windstorms, earthquakes, hail, severe winter weather, floods, and fires, and man-made events such as criminal and terrorist acts, including cyber-attacks, explosions, and civil unrest;
•	Adverse market, governmental, regulatory, legal, political, or judicial rulings, conditions or actions, including the impact of social inflation;
•	The significant geographic concentration of our business in the eastern portion of the United States;
•	The cost, terms and conditions, and availability of reinsurance;
•	Our ability to collect on reinsurance and the solvency of our reinsurers;
•	The impact of changes in U.S. trade policies and imposition of tariffs on imports that may lead to higher than anticipated inflationary trends for our loss and loss expenses;
•	Ongoing wars and conflicts impacting global economic, banking, commodity, and financial markets, exacerbating ongoing economic challenges, including inflation and supply chain disruption, all of which can influence insurance loss costs, premiums, and investment valuations;
•	Uncertainties related to insurance premium rate increases and business retention;
•	Changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states;
•	The effects of data privacy or cyber security laws and regulations on our operations;
•	Major defect or failure in our internal controls or information technology and application systems that result in marketplace brand damage, increased senior executive focus on crisis and reputational management issues, and/or increased expenses, particularly if we experience a significant privacy breach;
•	Potential tax or federal financial regulatory reform provisions that could pose certain risks to our operations;
•	Our ability to maintain favorable financial ratings, which may include sustainability considerations, from rating agencies, including AM Best, Standard & Poor’s, Moody’s, and Fitch;
•	Our entry into new markets and businesses; and
•	Other risks and uncertainties we identify in filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and other periodic reports.

Media Contact

Jamie Beal

Vice President, Director of Communications

media@selective.com

Investor Contact

Brad Wilson

Senior Vice President, Investor Relations and Treasurer

investor.relations@selective.com